UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

DIGITAL BRAND MEDIA & MARKETING GROUP, INC.

WWW.DBMMGROUP.COM

 (Exact name of registrant as specified in its charter)

Florida                                          333-85072                 59-3666743

State or other jurisdiction of incorporation    Commission File Number   IRS Employer Identification №.

747 Third Avenue, New York, NY 10017

   10017

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code (646) 722-2706

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Matters Related to Accountants and Financial Statements; Changes in Registrant’s Certifying Accountant

D’Arelli Pruzansky, P.A. which served as the Digital Brand Media and Marketing Group, Inc.’s (“DBMM”) independent registered public accounting firm with respect to DBMM’s financial statements as at and for the fiscal years ended 2013, and 2014, notified us that it has merged with Assurance Dimensions, Inc. effective May 6, 2017. Assurance Dimensions, Inc. is the surviving firm and shall continue to practice under that name. Accordingly, Assurance Dimension, Inc. was engaged as our independent registered public accounting firm effective June 16, 2017 (the “Engagement Date”), which engagement was approved by our board of directors effective as of the Engagement Date.

The former certifying accountant, D’Arelli Pruzansky, P.A., has provided the Company with a letter addressed to the U.S. Securities and Exchange Commission stating it agrees with the statements in this Item 4.01 of this Form 8-K. A copy of the letter is filed concurrently herewith as Exhibit 16.1.

During the two most recent fiscal years and through the Engagement Date, neither the Company, nor any one on its behalf, consulted Assurance Dimensions, Inc. in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01       Financial Statements and Exhibits

Exhibit #	Description

Ex-16	Letter re change in certifying accountant	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

21 June 2017

/s/Linda Perry

By: Linda Perry, Executive Director